Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

USA

April 5, 2017

Reference:	RA/e0399398/JD/svb

Subject:	Change in Registrant’s Certifying Accountant

Commissioners

We have read the statements made by argenx N.V. under the heading ‘Change in Registrant’s Certifying Accountant’ (copy attached, page 100), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16-F of Form 20-F, as part of the Form F-1 of argenx N.V. dated April 5, 2017. We agree with the statements concerning our firm in such Form F-1.

Yours sincerely

PricewaterhouseCoopers Accountants N.V.

Original has been signed by R.M.N. Admiraal

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